AMENDMENT TO FOURTH AMENDED AND RESTATED EMPLOYMENT AGREEMENT

        This Amendment to Fourth Amended and Restated Employment Agreement (the “Amendment”), dated as of February 5, 2008, is entered into by and between Hanger Prosthetics & Orthotics, Inc., a Delaware corporation (the “Company”) and Thomas F. Kirk (the “Executive”).

        WHEREAS, the parties hereto desire to amend the Fourth Amended and Restated Employment Agreement, effective as of January 1, 2005, by and between the Company and the Executive (the “Agreement”), to, among other things, set forth an increase in the Executive’s compensation and a change in the Executive’s title, with such amendments to be effective as of the dates set forth herein; and

        WHEREAS, the Company desires to continue to employ the Executive and to incentivize the Executive to remain in the employ of the Company.

        NOW, THEREFORE, in consideration of the promises and mutual agreements set forth below, both parties agree as follows:

SECTION 1: AMENDMENT TO AGREEMENT

        1.1    Section 2 of the Agreement shall be deleted in its entirety and replaced with the following:

Effective as of March 1, 2008, the Executive shall serve Hanger in the position of President and Chief Executive Officer and the Company in the position of Chief Executive Officer. The Executive shall faithfully and diligently perform the duties appropriate to said position, which, in addition to those responsibilities assigned to him from time to time by the Board of Directors of Hanger (the “Board of Directors”), shall include, among other things, responsibility for the overall performance of Hanger and all of Hanger’s subsidiaries. The Executive shall devote his full business time and attention to the performance of his duties and responsibilities hereunder.

        1.2     Section 3.1 of the Agreement shall be amended by deleting the first two sentences in their entirety and replacing them with the following: “Effective as of January 1, 2008, the Company shall pay to the Executive a minimum base salary at the rate of Five Hundred Eighty Thousand Dollars ($580,000.00) per annum, payable in accordance with the standard payroll practices of the Company (the “Base Salary”).”

        1.3     Section 3.2(a) of the Agreement shall be amended by deleting the second sentence in its entirety and replacing it with the following: “Effective as of January 1, 2008, the Executive’s target bonus is eighty percent (80%) of the Base Salary (the “Target Bonus”) and is contingent on the Executive meeting certain performance criteria and Hanger achieving certain year-end financial criteria, and up to one hundred sixty percent (160%) of the Base Salary (the “Maximum Bonus”) if the Executive exceeds certain performance criteria and Hanger exceeds certain year-end financial criteria all as determined in the reasonable discretion of the Board of Directors and its Compensation Committee.”

        1.4    Effective as of January 1, 2008, Section 3.7 of the Agreement shall be deleted in its entirety.

        1.5    Effective as January 1, 2008, Section 3.8(d) of the Agreement shall be deleted in its entirety.

        1.6     Effective as of January 1, 2008, the last sentence of Section 5.1 of the Agreement shall be deleted in its entirety.

SECTION 2: OTHER PROVISIONS

        2.1     Except as expressly provided for in this Amendment, all of the terms, conditions and provisions of the Agreement remain unaltered and are in full force and effect. The Agreement and this Amendment shall be read and construed as one Agreement.

        2.2     If any provision of this Amendment is construed to be invalid, illegal or unenforceable by a court of competent jurisdiction, then the remaining provisions hereof shall not be affected thereby and shall be enforceable without regard thereto.

        2.3     This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original hereof, and it shall not be necessary in making proof of this Amendment to produce or account for more than one counterpart hereof. The parties further agree that facsimile signatures or signatures scanned into .pdf (or similar) format and sent by e-mail shall be deemed original signatures.

        2.4     Section and subsection headings in this Amendment are for convenience of reference only, do not constitute a part of this Amendment, and shall not affect its interpretation.

        2.5     All words used in this Amendment shall be construed to be of such number and gender as the context requires or permits.

        2.6     THIS AMENDMENT IS MADE UNDER, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED SOLELY THEREIN, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK.]

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the 5th day of February, 2008.

HANGER PROSTHETICS & ORTHOTICS, INC.
By: /s/ Brian Wheeler
Brian Wheeler, Vice President
/s/ Thomas F. Kirk
Thomas F. Kirk

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